EXHIBIT 1

JOINT FILING AGREEMENT

We, the signatories of the Statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: April 28, 2005

JAZZ PHARMACEUTICALS, INC.

By:	/s/ Carol A. Gamble
Name: Carol A. Gamble
Title: Senior Vice President and General Counsel

KKR JP LLC

By:	/s/ William Janetschek
Name: William Janetschek
Title: Authorized Signatory

KKR JP III LLC

By:	/s/ William Janetschek
Name: William Janetschek
Title: Authorized Signatory

KKR MILLENNIUM FUND L.P.
By:	KKR Associates Millennium L.P., its
General Partner
By:	KKR Millennium GP LLC, its General
Partner

By:	/s/ William Janetschek
Name: William Janetschek
Title: Authorized Signatory

KKR PARTNERS III, L.P.
By:	KKR III GP LLC, its General Partner

By:	/s/ William Janetschek
Name: William Janetschek
Title: Authorized Signatory

KKR ASSOCIATES MILLENNIUM L.P.
By:	KKR Millennium GP LLC, its General
Partner

By:	/s/ William Janetschek
Name: William Janetschek
Title: Authorized Signatory

KKR III GP LLC

By:	/s/ William Janetschek
Name: William Janetschek
Title: Authorized Signatory

KKR MILLENNIUM GP LLC

By:	/s/ William Janetschek
Name: William Janetschek
Title: Authorized Signatory